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                                                               EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT


          AGREEMENT made as of the 1st day of December, 1995, by and between Stephen A. Stein, residing at 60 Foxwood, Jericho, New York 11753 (hereinafter referred to as the "Employee") and The Rattlesnake Holding Company, Inc., a Delaware corporation with principal offices located at 3 Stamford Landing - Suite 130, Stamford, Connecticut 06902 (hereinafter referred to as the "Company").
                              W I T N E S S E T H :

          WHEREAS, the Company and its subsidiaries are engaged in the business of developing and operating a chain of casual dining restaurants; and

          WHEREAS, the Company desires to employ the Employee and secure for the Company the experience, ability and services of the Employee; and

          WHEREAS, the Employee desires employment with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee;

          NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:
                                    ARTICLE I

                                   EMPLOYMENT

          Subject to and upon the terms and conditions of this Agreement, the Company hereby employs the Employee, and the Employee hereby accepts such continued employment in his capacity as Vice-Chairman of the Board of Directors and Chief Administrative
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Officer.
                                   ARTICLE II

                                     DUTIES

                  (A) The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's Board of Directors and Chief Executive Officer, perform such duties and functions as he may be called upon to perform by the Company's Board of Directors and Chief Executive Officer during the term of this Agreement.

                  (B) The Employee agrees to devote such business time as is necessary to fully perform his duties and shall use his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company. The Company acknowledges that Employee is an executive officer of another company and has outside business interests which will continue during the term of this Agreement.

                  (C) The Employee shall perform, in conjunction with the Company's Executive Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

                      (i) Those duties attendant to the position with the Company for which he is hired;

                      (ii) Implement the Company's general business plans and strategy as formulated by the Board of Directors and the Chief Executive Officer; and

                      (iii) Promotion of the relationships of the Company

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and its subsidiaries with their respective employees, customers, suppliers and others in the business community.

          (D) Employee shall be based in the New York/Connecticut area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company.

                            ARTICLE III

                           COMPENSATION

          (A) Commencing the date hereof and during the term hereof, Employee shall be compensated at the rate of $90,000 per annum (the "Base Salary"), increasing 10% per annum, which shall be paid to Employee as in accordance with the Company's regular payroll periods.

          (B) Employee shall be entitled to receive a bonus (the "Bonus") during each year of this Agreement, determined by the Board of Directors. Prior to the expiration of six months after the commencement of this Agreement, the Board of Directors and/or the Compensation Committee shall set forth a formula for determining the Bonus for each year under this Agreement.

          (C) Employee may receive such other additional compensation as may be determined from time to time by the Board of Directors. Nothing herein shall be deemed or construed to require the Board to award any bonus or additional compensation.

          (D) The Company shall deduct from Employee's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

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              (E) The Company and Employee acknowledge that the position contemplated hereunder is not a full time position. In the event the parties desire Employee to be engaged full time in the business of the Company, the compensation under this Article III shall be subject to renegotiation.

                                   ARTICLE IV

                                    BENEFITS

              (A) During the term hereof, the Company shall (i) provide Employee with group health care and insurance benefits as generally made available to the Company's senior management; provided, however, that the Company will provide term life insurance in the face amount of $500,000 (as long as Employee is insurable without special exception or premium), at Employee's election, in lieu of the group health care and insurance benefits in this subparagraph (A) (i);
(ii) reimburse the Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by the Employee on behalf of the Company upon presentation of suitable documentation, provided that reimbursement for any expenses in excess of $500 per month shall be approved by the Chairman of the Audit Committee; and (iii) pay to Employee the sum of $500 per month as and for an automobile allowance.

              (B) In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical

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examinations and furnish such information as any proposed insurance carrier may request.

              (C) For each year of the term hereof, Employee shall be entitled to three weeks paid vacation.

                                    ARTICLE V

                                 NON-DISCLOSURE

          The Employee shall not, at any time during or after the termination of his employment hereunder except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, restaurant operations and future expansion and business plans of the Company and its subsidiaries including information relating to any customer of the Company or employee, or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the

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Company, and that disclosure of any such information would cause substantial injury to the Company.

                                   ARTICLE VI

                              RESTRICTIVE COVENANT

                  (A) In the event of the voluntary termination of employment with the Company prior to the expiration of the term hereof, or Employee's discharge for gross misconduct as defined in Article IX, or the expiration of the term hereof, Employee agrees that he will not, for a period of one year following such termination (or expiration, as the case may be) directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is involved in the business of developing, operating, franchising a chain of southwestern style casual dining restaurants.

                  (B) In furtherance of the foregoing, Employee shall not during the aforesaid period of non-competition, directly or indirectly, in connection with any southwestern style casual dining restaurant chain, solicit any customer or employee of the Company who was a customer or employee of the Company during the tenure of his employment.

                  (C) If any court shall hold that the duration of non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such

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provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.

                                   ARTICLE VII

                                      TERM

                  This Agreement shall be for a term commencing on the date first set forth above and terminating December 31, 1998, unless sooner terminated pursuant to the terms hereof.

                                  ARTICLE VIII

                             DISABILITY DURING TERM

                  In the event Employee becomes totally disabled so that he is unable or prevented from performing a material portion of his usual duties hereunder for a period of four (4) months out of any six month period, and the Company elects to terminate this agreement in accordance with Article IX, paragraph (B) then, and in that event, Employee shall receive his Base Salary as provided under Article III of this Agreement for a period of six (6) months commencing from the date of such total disability but in no event to exceed the expiration of the original term of this agreement. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive from insurance policies provided by the Company.

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                                   ARTICLE IX

                                   TERMINATION

          This Agreement may be terminated:

          (A) By the Company, upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid incentive compensation and any special bonus compensation awarded by the Board of Directors in its discretion.

          (B) Subject to the terms of Article VIII herein, by the Company, upon written notice to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform a material portion of his duties hereunder for a consecutive period of four (4) months out of any six month period.

          (C) By the Company, upon written notice from the Company to the Employee, if the Employee has committed gross misconduct in the performance of his duties and/or a material breach of the terms of this Agreement, and Employee has failed to cure such breach within twenty (20) days from the date notification setting forth such misconduct and/or breach in reasonable detail is given to Employee by the Company.

          (D) Upon thirty (30) days prior written notice by the Company or Employee in the event Employee, due to professional commitments existing as of the date hereof, preclude the Employee

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from devoting the necessary professional time to the business and affairs of the Company.

                  (E) In the event of the termination of this Agreement and the discharge of Employee by the Company in breach and violation of this Agreement, Employee shall not be obligated to mitigate damages by seeking or obtaining alternate employment.

                                    ARTICLE X

                                  STOCK OPTIONS

                  As an inducement to Employee to enter into this Agreement the Company hereby grants to Employee, options to purchase shares of the Company's Common Stock, $.001 par value, upon and subject to the following conditions:

                  (a) Subject to the terms and conditions of the Company's 1994 Employee Stock Option Plan (the "Plan"), a copy of which Employee acknowledges having been received, and the terms and conditions set forth in the Stock Option Certificate which are incorporated herein by reference, the Employee is hereby granted options to purchase 120,000 shares of the Company's Common Stock of which options to purchase 40,000 shares shall be vested on each anniversary hereof. The option shall contain such other terms and conditions as set forth in the stock option agreement. The exercise price of the options shall be $____. The foregoing options are not qualified as incentive stock options.

                  The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, unless otherwise

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permitted by the Plan, or by his legal representative or executor, as provided in the Plan. Such Option shall terminate as provided in the Plan.


                                   ARTICLE XI

                           EXTRAORDINARY TRANSACTIONS

                  The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company. A "Change in Control" of the Company shall be deemed to have occurred if there shall be consummated
(i)(x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person

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(as such term is used in Sections 13(d) and 13(d)(2) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) of 20% or more of the Company's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
          The Company agrees that, if during the term hereof, or during such time as the Employee is otherwise employed by the Company, a Change in Control shall occur, all options to purchase Common Stock of the Company held by Employee, either pursuant to this Agreement or otherwise, shall immediately vest and become exercisable on the first day following a Change in Control. Further, the options shall be deemed amended to provide that in the event of termination after an event enumerated in this Article X, the options shall remain exercisable for the duration of their term; and further, at the Employee's option, an amount equal to three times the aggregate annual compensation paid to the Employee during the calendar year preceding the Change in Control shall be credited against the exercise price of any options held by Employee at the time Employee elects to exercise such options; provided, however, that if the lump sum severance payment under this Article XI, either alone or

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together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of l954, as amended (the "Code")), such credit shall be reduced to the largest amount as will result in no portion of the credit under this Article XI being subject to the excise tax imposed by Section 4999 of the Code.

                                   ARTICLE XII

                         TERMINATION OF PRIOR AGREEMENTS

                  This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, without prejudice to Employee's right to all accrued compensation prior to the effective date of this Agreement.

                                  ARTICLE XIII

                                   ARBITRATION

                  Any dispute arising out of the interpretation, application and/or performance of this Agreement with the sole exception of any claim, breach or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the State of Connecticut in accordance with the rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney at law experienced in the field of corporate law. Any

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judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.



                                   ARTICLE XIV

                                  SEVERABILITY

          If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XV

                                     NOTICE

          All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person, with written acknowledgment received, or mailed by certified mail, return receipt requested, as follows:

         IF TO THE COMPANY:              The Rattlesnake Holding Company, Inc.
                                         3 Stamford Landing, Suite 130
                                         Stamford, CT 06902
                                         Attention: William J. Opper

         IF TO THE EMPLOYEE:             Mr. Stephen A. Stein
                                         60 Foxwood
                                         Jericho, NY 11753

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

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Notice shall be effective three (3) days after delivery or mailing.

                                   ARTICLE XVI

                                     BENEFIT

          This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                  ARTICLE XVII

                                     WAIVER

          The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVIII

                                  GOVERNING LAW

          This Agreement has been negotiated and executed in the State of Connecticut, and Connecticut law shall govern its construction and validity.

                                   ARTICLE XIX

                                  JURISDICTION

          Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within either the State of Connecticut, and Employee and the Company each hereby consent to the jurisdiction of

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any local, state or federal court located within the State of
Connecticut.
                                   ARTICLE XX

                                ENTIRE AGREEMENT

          This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)                           THE RATTLESNAKE HOLDING COMPANY, INC.


                                            By:      /s/William J. Opper
                                                     --------------------------
                                                     William J. Opper
                                                     Chairman of the Board


                                                     /s/STEPHEN A. STEIN
                                                     --------------------------
                                                     STEPHEN A. STEIN (Employee)

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